UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	October 3, 2010
Incoming, Inc.
(Exact Name of Registrant as Specified in its Charter)
Nevada	333-152012	42-1768468
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
244 Fifth Avenue, V235 New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)
(917) 210-1074
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________ Copies to: Peter J. Bilfield, Esq. Shipman & Goodwin LLP 300 Atlantic Street Stamford, Connecticut 06901 (203) 324-8100 ___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 3, 2010, management of Incoming, Inc. (the “Company”) concluded that the unaudited balance sheet of North American Bio-Energies, LLC, a North Carolina limited liability company (“NABE”), for the six months ended June 30, 2010 and related notes thereto, and the related statements of operations, changes in members’ equity (the “NABE Interim Financial Statements”) previously filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 24, 2010 in its Current Report on Form 8-K (the “Super 8-K”) should no longer be relied upon.  Management determined that certain sales transactions were recorded incorrectly, resulting in an understatement of accounts receivable and accounts payable, and an overstatement of net income as of June 30, 2010.  Management discussed its conclusion with MaloneBailey, LLP, the Company’s independent registered public accounting firm.

The Company will file an amendment to the Super 8-K as soon as reasonably practicable following this filing to include the unaudited, restated NABE Interim Financial Statements and any other required disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                INCOMING, INC.

October 4, 2010	By:	/s/ Victor AbiJaoudi II
Name:	Victor AbiJaoudi II
Title:	President and Chief Operating Officer